MASTER SERVICE AGREEMENT

THIS MASTER SERVICE AGREEMENT ("Agreement) is made and entered into on April 13, 200, executed by and between E-Connect with an address for the purpose of this agreement at 2500 Via Cabrillo Marina Suite 112, San Pedro, CA 90731 ("CLIENT) and Real Solutions ("REAL") with an address for the purpose of this Agreement at 21051 Warner Center Lane, Woodland Hills, CA
91367.

Whereas, CLIENT desires REAL from time to time to provide to CLIENT certain tasks and services (the "SERVICES) more particularly described on an executed statement of work which shall be entered into between REAL and CLIENT. A form of the statement of work is attached hereto as Exhibit A ("Statement of Work"). Each Statement of Work shall incorporate all of the terms and conditions of this agreement and shall constitute a separate and distinct agreement hereunder;

Whereas, REAL desires to provide those Services in accordance with the Statement of Work to CLIENT;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

1.  OBLIGATIONS OF REAL.

1.1 REAL will perform the Services set forth in the Statement of Work. The Statement of Work shall include but not be limited to a description of the nature, scope and an estimated schedule for the services to be provided, the time within which the Services will be provided and all other terms and conditions relating to the Services as agreed to by the parties.

1.2 Client may request changes in the scope of work or deliverables specified in the Statement of Work. Upon agreement between the parties as to the change and associated price, REAL shall initiate a change order to the Statement of Work which must be executed by both parties ("Change Order").

2.  OBLIGATIONS OF CLIENT.

2.1 CLIENT will perform its obligations as set fourth in the Statement of Work. The Statement of Work will set fourth the schedule and/or rate of pay due REAL. CLIENT will make payment in accordance with the terms and conditions of the Statement of Work.

2.2 CLIENT will identify to REAL a point of contact to which REAL shall report for purposes of day-to-day issues which may arise.

3.  REIMBURSEMENT OF EXPENSES AND PAYMENT.

3.1 CLIENT will reimburse REAL for all reasonable business expenses including, but not limited to travel and out of pocket expenses incurred by REAL. All extraordinary out-of-pocket expenses incurred by REAL shall require prior written approval by CLIENT before reimbursement.

4.  INVOICING.

4.1 REAL will invoice CLIENT for all Services provided hereunder.

4.2 Invoices for Services, travel time and expenses shall be paid net thirty (30) days from date of invoice. Interest on any amount that is past due shall accrue on the outstanding balance at the lesser of 1.5% per month or the maximum rate allowed by law, and shall be paid by CLIENT upon receipt of REAL's Invoice therefor.

4.3 CLIENT shall pay all sales and other taxes, however designated, (except taxes based upon the income of REAL) which are levied or imposed by reason of the transactions contemplated herein.

4.4 REAL will keep accurate records pertaining to the provisions of Services under a Statement of Work for at least two (2) years from the completion of all such Services. All such records will be available for the inspection by CLIENT, upon CLIENT's reasonable request and at a mutually agreeable time at REAL's principal place of business.

5.  PROPRIETARY INFORMATION AND NONDISCLOSURE.

5.1 Either party may be provided or have access to information which is "Confidential" and "Proprietary" to the other ("Proprietary Information"). Proprietary Information shall include, but not to be limited to: that written or oral technical, financial, commercial know how or other information stated by the disclosing party as Proprietary Information.

5.1.1 Information which is previously known by the receiving party at the time of receipt from the disclosing party which is not subjected to any other nondisclosure agreement between the parties.

5.1.2 Information which is now, or which hereafter becomes, generally known through no fault of the receiving party;

5.1.3 Information which is otherwise lawfully developed by the receiving party, or lawfully acquired from a third party. "Lawfully developed" shall mean information which is independently developed as shown by the books and records of one of the parties. "Lawfully acquired" shall mean acquired from a third party without restrictions on further disclosure when the third party had the right to provide the information to the party receiving the information;

5.1.4 Information which is requires to be disclosed by law, rule regulation appropriate court order or judicial decree.

5.2 Neither party shall disclose, copy, reproduce, sell, assign any Proprietary Information of the other, either in whole or in part, to any third party without the other party's prior written consent. Upon termination of this Agreement, and upon request, both parties shall maintain and not alter or remove any trademark, notice of proprietary rights or copy right or other identification which indicates the other party's ownership interests in any Proprietary Information.

5.3 Each Party shall notify the other party promptly and in writing of any unauthorized knowledge, possession, distribution, or use of any Proprietary Information or any party thereof. Any violation or threatened violation of this Section, shall entitle the aggrieved party to injunctive relief in addition to any other legal or equitable rights or remedies.

5.4 The obligations of this Section shall survive termination of this Agreement.

6.  REPRESENTATIONS, WARRANTIES AND LIMITATION OF LIABILITY.

6.1 REAL warrants and represents that it shall comply with all applicable federal, state and local laws, regulations and rules and provide Services in a good and workmanlike manner, in accordance with generally accepted practices and procedures. Unless otherwise specified in the Statement of Work, upon completion of the specifications or the Statement of Work , REAL's provisions of the Services will be deemed accepted by Client. Upon request, CLIENT shall sign a project acceptance document, which is attached hereto as Exhibit B.

6.2  EXCEPT AS PROVIDED ABOVE, REAL MAKES NO WARRANTIES OR
REPRESENTATIONS, EXPRESS OT IMPLIED, INCLUDING WITHOUT
LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABLITY OR FITTNESS
FOR A PARTICULAR PURPOSE AS TO THOSE SERVICES PROVIDED
HEREUNDER.

6.3  REAL'S LIABILITY UNDER THIS AGREEMENT, WHETHER IN CONTRACT,
TORT OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNT OF FEES
ACTUALLY PAID TO REAL DURING THE TERM OF THE APPLICABLE
STATEMENT OF WORK.

6.4  REAL SHALL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL,
SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN
IF REAL HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES.

7.  RELATIONSHIP OF THE PARTIES.

7.1 REAL exclusively retains all rights to any and all intellectual property created by REAL (and its affiliates and employees) in the performance of Services under this Agreement and any Statement of Work. REAL grants Client a non-exclusive license to use and modify all intellectual property created by REAL in performance of the Services during the term of this Agreement and any Statement of Work. Except as set forth above, nothing in this Agreement or any Statement of Work shall preclude REAL from developing, using or marketing programs or other materials that may be competitive with that prepared for CLIENT hereunder.

8.  RELATIONSHIP OF THE PARTIES.

8.1 The relationship of REAL and CLIENT is one of an independent contractor and will not be deemed for any purposes to be one of an employee, agent, joint venturer, principal or partner of the other, nor shall either party have any right or authority to assume or create any obligations on behalf of or in the name of the other or to otherwise act on behalf of the other.

8.2 Both Parties shall obtain reasonable and customary insurance to cover its liability at law or under this agreement and any Statement of Work. At the other parties written request both parties shall be added as named insured in respect of losses or claims referred herein. Each party shall be entitled to receive a certificate of insurance providing evidence of such coverage. Such insurance shall remain in full force throughout the term of this Agreement and shall contain a provision that it cannot be materially altered, amended or cancelled except upon 30 days prior written notice to the other party.

8.3 Both REAL and Client are free to enter into similar agreements with others, set their own prices, and conduct their business in whatever way they chose, provided that there is no interference with performing the obligations under this agreement.

9.  TERMS AND TERMINATION.

9.1 This Agreement will commence on the date set forth above and shall remain in full force, unless earlier terminated by either party in accordance with the terms and conditions of this Agreement and provided there are no outstanding Statement of Work(s).

9.2 Upon Termination, CLIENT will pay REAL those amounts due to REAL. CLIENT will also reimburse those expenses of REAL which were incurred prior to termination.

10.  NON-SOLICITATION OF EMPLOYEES

10.1 Neither party shall directly or indirectly solicit, offer employment, employ or retain as a consultant any employee, consultant, sub-contractor or other agent of the other without the express written provision of the other. This provision shall remain in effect for a period of one (1) year from the last date of direct work by such employee in activities related to this Agreement.

11.  NOTICES

11.1 All notices and correspondence pertaining to this Agreement will be delivered by hand or certified mail, return receipt requested and postage prepaid, or by a nationally recognized courier service and be addressed to the addresses set forth above. Notice will be effective only upon receipt by the party being served, except that notice shall be deemed received 72 hours after posting by the United States Post Office, by the method described above. Each party is responsible for informing the other of any changes in his or her address by sending proper notice.

12.  INDEMNIFICATION

12.1 REAL shall defend, indemnify and hold Client, its agents, employees, affiliates, officers and directors, harmless from and against any claim raised by a third party, proximately caused by REAL's performance under this Agreement and any Statement of Work provided (1) Client notifies REAL promptly in writing of any such claim, (2) Client provides reasonable assistance in defending the action, and, (3) REAL has the sole right to control the defense or sufficient of such suit provided, however, REAL shall not enter into a settlement agreement or judicial decree without Client's consent which consent shall not be unreasonably withheld.

12.2 Client shall defend, indemnify and hold REAL, its agents, employees, affiliates, officers and directors, harmless from and against any claim, proximately caused by Client's performance under this Agreement and any Statement of Work provided (1) REAL notifies Client promptly in writing of any such claim, (2) REAL provides reasonable assistance in defending the action, and, (3) Client has the sole right to control the defense or sufficient of such suit provided, however, Client shall not enter into a settlement agreement or judicial decree without REAL's consent which consent shall not be unreasonably withheld.

13.  GENERAL PROVISIONS

13.1 FORCE MAJEURE. Neither party shall be responsible for failure to fulfill its obligations hereunder due to cause beyond its control, including, without limitations, acts of God, states of war, insurrection and acts of governments, which cause an impossibility of performance, whether temporary or otherwise.

13.2 GOVERNING LAW/VENUE. This Agreement shall be deemed to have been entered into in the County of Los Angeles, State of California, on the date accepted by REAL. All questions concerning the validity, interpretation or performance of any term, provision, right or obligation of the parties hereto, on any legal theory, shall be instituted and prosecuted in Los Angeles County in accordance with the laws of the State of California. CLIENT expressly submits itself to the personal jurisdiction of the appropriate Court in Los Angeles County on any such controversy and waives any rights to change of venue.

13.3 DISPUTE RESOLUTION. In the event of a dispute between the parties related to this Agreement or a deliverable listed in a specific Statement of Work under this Agreement, the parties shall attempt to resolve the dispute between the operations personnel of the parties. Failing resolution at that level, the parties shall refer the dispute to a management level who will meet, by phone or in person, to resolve the dispute. If after
(60) days following referral of the dispute to management the dispute remains unsettled, either party may refer the dispute to arbitration. Any such arbitration shall be held in Los Angeles, California before a single arbitrator within thirty (30) days of referral of the matter to arbitration. Arbitration shall be held as promptly as possible thereafter. The parties shall have a right to present a written memorandum to the Arbitrator following the proceedings. The Arbitrator shall render his/her decision within sixty (60) days of the arbitration hearing. The decision of the Arbitrator shall be final and binding up the parties and shall be enforceable in any court.

13.4 SEVERABILITY If any of the provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable or invalid, then such provisions will be ineffective to the extent of the courts ruling. All remaining portions of the Agreement shall remain in full force and effect.

13.5 PARAGRAPH AND HEADINGS AND INTERPRETAITON. The paragraph headings contained herein are for reference only and will not be considered substantive parts of this Agreement. The use of the singular or plural shall include the other form. Similarly, when applicable, a reference to one gender shall include the other.

13.6 NO WAIVER. Upon a party's breach or default hereunder, the other party's failure, whether single or repeated, to exercise a right hereunder shall not be deemed to be a waiver of that right as to any future breach or default.

13.7 EXCLUSIVE REMEDIES. Client's remedies in this Agreement are exclusive.

13.8 ASSIGNMENT. This Agreement may not be assigned, sublicensed or otherwise transferred by Client without the prior written consent of REAL which consent shall not be unreasonably withheld.

13.9 TRADEMARKS Neither party shall, at any time, utilize the other's name or nay trademark(s), service mark(s) or trade name(s) in any advertising or publicity without the prior written consent of the other.

13.10 ENTIRE AGREEMENT. This Agreement, together with its attached Exhibits, constitutes the entire agreement between parties with respect to the subject matter hereof, and supersedes any and all prior expressions, whether written or oral. No waivers, alterations, or modifications of this Agreement may be made unless in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date indicated below.

CLIENTREAL

E-Connect                                   REAL Solutions


By:/s/  Thomas S. Hughes                    By: /s/  Fred Kolcz
Name: Thomas S. Hughes                      Name: Fred Kolcz
Title: Chairman/CEO                         Title: General Manager
Date: April 14, 2000                        Date: April 13, 2000